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                                                                   EXHIBIT 23.5




December 18, 1995



                       CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 33-_____) pertaining to the ProNet Inc. 1995 Long-Term Incentive Plan of ProNet Inc. for the registration of 1,000,000 shares of its common stock of our report dated October 10, 1994, with respect to the financial statements of RCC Division of Chicago Communication Service, Inc. included in ProNet Inc.'s Current Report on Form 8-K filed with the Securities and Exchange Commission.


/s/ CHARLES J. NATARELLI
-------------------------

Charles J. Natarelli
NATARELLI & ASSOCIATES
Chicago, Illinois